                                    RIDER FOR PAYMENT OF INVESTED PREMIUM AMOUNT
                                    BENEFIT UPON INSURED'S TOTAL DISABILITY

                                    This  benefit  is a part of this  contract  only if it is listed on a  contract data page.

Total Disability Benefit            Subject to the conditions and exceptions  stated below,  after we have approved a claim, we will pay invested  premiums amounts into the contract fund on each monthly date while the  Insured is totally  disabled.  The  amounts of these  payments  will equal the greater of (A) the amounts  shown  under the  Schedule of  Disability
                                    Benefits  in this  rider,  and (B) the total of all  charges  deducted  on each monthly date as shown under  Adjustments to the Contract Fund.  This is subject to all the  provisions  of this rider and the rest of this  contract.  Payments made by us will be used to  increase  the  accumulated  premiums  described  in
                                    Death  Benefit  Guarantee.  The Schedule of  Disability  Benefits in this rider will  change if (1) we  approve  your  request  to change  the basic  insurance amount,  (2) you change the type of death  benefit , (3) you make a  withdrawal that would cause us to change the basic  insurance  amount or (4) you change or cancel any rider for which we show a charge under  Adjustments  to the Contract
                                    Fund.  We will send you a new  Schedule  of  Disability  Benefits  showing  the recomputed amount(s) and the effective date of the change.

Total Disability                    When we use the terms  total  disability  and totally  disabled in this  benefit we mean
Defined                             that: (1) until the  Insured  has stayed  totally  disabled  for two  years,  the
                                    Insured cannot, due to sickness  or  injury,  perform  any  of  the  duties  of  his  or  her  regular occupation;  but (2) after the  Insured  has stayed  totally  disabled  for two years, the Insured cannot, due to sickness or injury,  perform any gainful work
                                    for  which  the  Insured  is  reasonably  fitted  by  education,   training  or
                                    experience.

                                    Except  for what we state in the next  sentence,  we will at no time  regard an
                                    Insured as totally disabled who is doing gainful work for which the Insured is  reasonably  fitted by education, training,  or experience.  We will regard an Insured as totally disabled,  even if working or able to work,  if the  Insured  incurs,  during a period in which premiums  are  eligible  to be  paid  by us as we  describe  below,  one of the following:  (1) permanent and complete  blindness of both eyes; or (2) physical severance  of both  hands at or above  the  wrists or both feet at or above the ankles;  or (3)  physical  severance  of one hand at or above the wrist and one foot at or above the ankle.

Invested Premiums                   If the Insured becomes totally  disabled before the first contract  anniversary
Amounts Eligible To Be              on or following the Insured's 60th birthday and that total  disability  begins:  (1) on
Paid By Us                          or after the first contract anniversary  on or following the  Insured's 5th birthday,  if the contract date was before that birthday;  or (2) on or after the contract  date,  if that date was on or after the Insured's 5th birthday,  we will make payments  under this benefit on each monthly date while the Insured remains totally disabled.

                                    If the  Insured  becomes  totally  disabled  on or  after  the  first  contract anniversary on or after the Insured's  60th birthday,  we will not make any payments  during that period of total disability.

Conditions                          We will not pay any premiums into the contract  until we approve a claim.  Once approved, we will pay into the contract as of each monthly date the invested  premium amount as described under Total  Disability  Benefit  for  monthly  dates on and after the onset of total disability and through the date of approval.

                                    Before we will approve a claim,  all of these  conditions  must be met: (1) The
                                    Insured must become  totally  disabled  while this  contract  is in force and not in default past  the  last  day of the  grace  period;  (2) The  Insured  must be  totally disabled for a period of at least six  continuous  months while living;  (3) We must receive proof of total disability in a form satisfactory to us.

Exceptions                          We will not pay any premiums into the contract if the Insured  becomes  totally disabled from:(1) an injury the  Insured  causes to himself or herself,  on  purpose;  or (2)
                                    sickness  or injury  due to  service  on or after the date of this rider in the armed  forces  of any  country(ies)  at war.  The word war  means  declared  or undeclared war and includes resistance to armed aggression.

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Successive Disabilities             Here is what happens if the Insured has at least one payment made by us while totally disabled,  then gets well, and then becomes  totally  disabled  again.  In this case, we will not apply the sixmonth  continuous  disability  period that would otherwise be required by Condition  (2) and will  consider the second period of total  disability  to be part of the first period  unless:  (A) the Insured has done gainful  work,  for which the Insured is reasonably  fitted,  for at least six months between the periods;  or (B) the Insured became totally disabled the second time from an entirely different cause.

                                    If we do not apply the  six-month  period  required by  Condition  (2), we also will not count the days when there was not total  disability as part of the two year  period  when  total  disability  means the  Insured  cannot do any of the duties of the Insured's regular occupation.

Notice and Proof of                 Notice  and proof of any claim  should be given to us, if  possible,  while the
Claim                               Insured is living and totally disabled.  We may also require proof from time to time that the Insured is still totally disabled.  After the Insured has been  continuously  totally  disabled  for two years, we will not ask for proof of continued  total  disability more than once a year;  and we will  require no further  proof of continued  total  disability after the first contract  anniversary  following the Insured's 65th birthday if the  Insured  has then been  continuously  totally  disabled  for at least five years.  As a part of any proof,  we have the right to require  that the Insured be examined at our expense by doctors of our choice.

Benefit Charges                     The monthly  charge for this  benefit is deducted on each monthly date from the contract fund.

                                    The amount of that charge is described under  Adjustments to the Contract Fund.
                                    If we approve a claim for this  benefit,  benefit  charges will be waived while the Insured is totally disabled.

Premiums Paid During                You may make premium payments if you wish, as provided in the Premium Payment section
Total Disability                    of the contract even when we are making payments under this benefit.

When We Will Stop                   We will stop paying premiums if: (1) total  disability  ends; or (2) we ask for
Paying Premiums                     proof that the Insured is totally  disabled and we do not receive it by the date  requested;  or (3) we require that the Insured be examined and the Insured fails to do so.

Termination                         This benefit will end on the earliest of:

                                    1. the end of the grace period if the contract is in default;

                                    2. the end of the day before the first  contract  anniversary  on or  following the Insured's 60th birthday unless the Insured is totally disabled at that time;

                                    3. the date the contract ends for any other reason.

                                    This Supplementary Benefit rider attached to this contract on the Contract Date

                                    Pruco Life Insurance Company,

                                    By   SPECIMEN
                                            Secretary

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